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                                                                  Exhibit T3A(1)

                            ARTICLES OF INCORPORATION

                                       OF

                             SAC HOLDING CORPORATION


         I, the undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Nevada, do certify

                                   ARTICLE I

         The name of the corporation is SAC HOLDING CORPORATION.

                                   ARTICLE II

         The principal place of business of the corporation shall be:

                  715 South Country Club Drive, Mesa, AZ 85210

         The corporation's resident agent shall be:

                  The Corporation Trust Company of Nevada
                  One East First Street, Reno, Nevada 89501

                                  ARTICLE III

         The nature of the business and the objects and purposes to be transacted, promoted, or carried on by the corporation are to be limited solely as follows:

         (a) to acquire, own, hold, manage, transfer, sell, assign, mortgage, and pledge real property, including but not limited to commercial self-storage rental units (including any real property related thereto) and any proceeds or further rights associated with any of the foregoing;

         (b) to borrow money to facilitate any activity authorized in Subsection
(a) above which borrowing may be (i) an unsecured borrowing or (ii) secured by a pledge or grant of a security interest in the commercial self-storage rental units (including any real property related thereto) acquired by the corporation and any of the proceeds or (further rights identified in Subsection (a) above;

         (c) to use the proceeds of any activities authorized in Subsection (a) to acquire, own and hold commercial self-storage rental units (including any real property related thereto) and any of the proceeds and further rights identified in Subsection (a) above,

         (d) to invest cash balances from time to time as provided in any agreement or similar document that the corporation may be a party to in connection with any transaction permitted by this Article Third;


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         (e) to make deposits of money in bank accounts and to grant security interests in such deposits for its own benefit or the benefit of others in connection with any transaction permitted by this Article Third;

         (f) to own stock in any corporation engaged in these activities; and

         (g) to engage in any activity, enter into any agreement, undertaking, contract, indenture, assignment, security agreement or certificate, appoint any agent with respect to any transaction permitted by this Article Third and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Nevada that are incidental to the foregoing or necessary, suitable or convenient to accomplish the foregoing.

                                   ARTICLE IV

         The corporation shall have authority to issue the following:

         (i) The number of shares of common stock ("Common Stock") which this corporation is authorized to issue is ten million (10,000,000) shares with a par value of One Cent ($0.01) per share. Dividends may be paid on Common Stock from time to time as determined in the discretion of the Board of Directors.

         (ii) The number of shares of Class A nonvoting preferred stock which this corporation is authorized to issue is one million (1,000,000) shares with a par value of One Cent ($.0l) per share. The Class A nonvoting preferred stock shall not carry voting rights. The Class A nonvoting preferred stock shall have a liquidation preference of Three Dollars and Fifty Cents ($3.50) per share, plus all declared and unpaid dividends. The Class A nonvoting preferred stock shall pay non-cumulative dividends on all issued and outstanding shares at the discretion of the Board of Directors.

         The Board of Directors shall have the authority to issue or exchange the shares of the corporation upon the terms and for the consideration it deems appropriate.

                                    ARTICLE V

         The number of the Board of Directors shall be:

                  The Board of Directors will consist of one (1) to nine (9).

         The following person(s) shall serve as director(s) until the first annual meeting of the shareholders or until successor(s) are elected:


         Name                         Address

         Mark V. Shoen                715 S. Country Club Drive, Mesa, AZ 85210

         Timothy Creedon              715 S Country Club Drive, Mesa, AZ 85210


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                                   ARTICLE VI

         The name and address of the incorporator is:

                  Mark V. Shoen
                  715 S. Country Club Drive
                  Mesa, AZ 85210

                                  ARTICLE VII

         The period of existence of the corporation shall be:

                                    Perpetual

                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

                                   ARTICLE IX

         The corporation shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), any person made, or threatened to be made, a defendant or witness to any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the corporation or by reason of the fact that such director or officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Nothing contained herein shall diminish any rights to indemnification to which employees or agents other than directors or officers may be entitled by law, and the corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law. The rights to indemnification set forth in this Article XI shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of the Articles of Incorporation, bylaw, agreement, contract, vote of shareholders or directors, otherwise.

         In furtherance and not in limitation of the powers conferred by statute:

         1. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving in any capacity, at the request of the corporation, any other corporation, partnership, john venture, trust, employee benefit plan or other enterprise, against any liability or expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability or expense under the provisions of law; and


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         2. The corporation may create a trust fund, grant a security interest or lien on any assets of the corporation and/or use other means (including, without limitation, letters of credit, guaranties, surety bonds and/or other similar arrangements), and enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                   ARTICLE X

         No director or officer shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except the liability of a director or officer Shall not be limited or eliminated for:

         (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         (b) The payment of distribution in violation of Nevada revised Statutes 78.300.

Dated as of December 19, 1995.

                                               /s/ Mark V. Shoen
                                               ---------------------------
                                               Mark V. Shoen, Incorporator


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STATE OF ARIZONA          )
                          )
COUNTY OF MARICOPA        )

         I, Joan M. Krawcheck, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Mark V. Shoen, whose name as Incorporator of Three SAC Self Storage Corporation, a Nevada corporation, is signed to the foregoing Articles of Incorporation, and who is known to me, executed same as Incorporator and with full authority, executed the same voluntarily for and as the act of said corporation.

         Given under my hand and official seal, this the 19th day of December, 1995.


                                              /s/ Joan M. Krawcheck
                                     ------------------------------------------
                                     NOTARY PUBLIC


                                     My Commission Expires:    9/26/1999
                                                            -------------------


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                            CERTIFICATE OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

                           OF SAC HOLDING CORPORATION

                              A NEVADA CORPORATION


         The undersigned, Mark V. Shoen, President of SAC HOLDING CORPORATION, certifies as follows:

         1. The name of the corporation is SAC HOLDING CORPORATION.

         2. This Certificate is made and executed in accordance with N.R.S.
78.385 and NRS 78.390 for the purpose of amending Article III of the Articles of Incorporation. Article III shall read as follows:

                                   ARTICLE III

         The purpose of the corporation shall be to engage in any and all lawful activities.

         3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: One Hundred Percent (100%) in favor of the amendment.

         Dated as of January 30, 2003.


                                        /s/ Mark V. Shoen
                                        ------------------------
                                        Mark V. Shoen, President


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